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                                                                   Exhibit 3-111
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                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 04:15 AM 09/17/1993
                                                    932635162 - 2351630


                          CERTIFICATE OF INCORPORATION
                                       OF
                   GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

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   FIRST.   The name of this corporation shall be:

   Genesis Healthcare Centers Holdings, Inc.

   SECOND.   Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle and its registered agent at such address is The Corporation Trust Company.

   THIRD.   The purpose or purposes of the corporation shall be:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH.   The total number of shares of stock which this corporation is authorized to issue is:

   One Thousand (1,000) Shares with a Par Value of One Cent ($.01) each, amounting to Ten Dollars ($10.00).

   FIFTH.   The name and address of the incorporator is as follows:

                          Alice A. Deck
                          Four Penn Center Plaza,
                          Philadelphia, PA 19103

   SIXTH   The Board of Directors shall have the power to adopt, amend or appeal the bylaws.

   SEVENTH   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of


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the  Corporation  for or with respect to any acts or omissions of such  director occurring prior to such amendment.

   IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this seventeenth day of September, 1993.

                                                /s/ [graphic of signature]
                                                -------------------------------
                                                ALICE A. DECK, Incorporator


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                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 04:30 AM 03/11/1994
                                                    944039571 - 2351630


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    GENESIS HEALTHCARE CENTERS HOLDINGS, INC.


   The undersigned, a corporation duly organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 242 of Title 8 of the Delaware Code, does hereby certify:

   1. The name of the corporation as it appears on the records of the Secretary of State of Delaware is Genesis Healthcare Centers Holdings, Inc. (the "Corporation").

   2. The date of incorporation of the Corporation is September 17, 1993.

   3. Paragraph Third of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

              "THIRD. The purpose or purposes of the Corporation shall be to engage in the maintenance and management of the Corporation's intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside of the State of Delaware and to engage in any other activity that is consistent with Section 1902 (b) (8) of Title 30 of the Delaware Code, as amended from time to time, or any successor provision."

   4. The Corporation has adopted resolutions setting forth the above-referenced amendment by joint action by unanimous written consent of its Board of Directors and sole shareholder pursuant to Section 242(b) (1) of Title 8 of the Delaware Code.


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   IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on its behalf this 3rd day of March, 1994.

                                               GENESIS HEALTHCARE CENTERS
                                               HOLDINGS, INC.

                                               /s/ Lewis J. Hoch
                                               --------------------------------
                                               Lewis J. Hoch, Vice President


ATTEST

/s/ Ira C. Gubernick
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Ira C. Gubernick,
Assistant Secretary